As filed with the Securities and Exchange Commission on October 4, 2001

                          Registration No. XXX-XXXXX
------------------------------------------------------------------------------

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM SB-2

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                            KwikBusiness.com, Inc.
------------------------------------------------------------------------------
                (Name of small business issuer in its charter)

      Indiana                        7379                      35-2144514
----------------------    ----------------------------   ---------------------
(State or jurisdiction    (Primary Standard Industrial    (I.R.S. Employer
 of incorporation or       Classification Code Number)     Identification No.)
 organization)


          17 N. Governor St., Evansville, IN  47711   (812) 425-1050
------------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)


          17 N. Governor St., Evansville, IN  47711   (812) 425-1050
------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)


     Mr. Jason Claspell, President,  17 N. Governor St., Evansville, IN  47711
                                (812) 425-1050
------------------------------------------------------------------------------
          (Name, address, and telephone number of agent for service)


     Approximate date of proposed sale to the public: As soon as practicable after the effective date of the registration statement and date of the prospectus.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE

==============================================================================
Title of Each Class of    Amount        Proposed     Proposed    Amount of
Securities Being          Being         Maximum      Maximum     Registration
Registered                Registered    Offering     Aggregate   Fee
                                        Price Per    Offering
                                        Unit (1)     Price(1)
------------------------------------------------------------------------------
Shares of Common Stock    150,000       $ 0.10       $15,000     $    3.96

------------------------------------------------------------------------------
TOTAL                                                $15,000     $    3.96

==============================================================================

(1) Estimated for purposes of computing the registration fee pursuant to Rule 457.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.






                 SUBJECT TO COMPLETION, DATED October 4, 2001

                         KwikBusiness.com, Inc.

                     150,000 Shares of Common Stock

     This is an initial public offering of up to 150,000 shares of common stock, $0.01 value, (the "Shares") of KwikBusiness.com, Inc. to be offered by the Company on a "best effort" basis.

    Prior to this offering, no public market has existed for shares of our common stock. We cannot guarantee that a trading market in the shares of our common stock will ever develop. We plan to have our common stock quoted on the NASD over-the-counter bulletin board.

     The initial public offering price per share is $0.10. The initial public offering price for the Shares has been determined solely by the Company, and does not necessarily bear any direct relationship on the Company's assets, operations, book value or other established criteria of value. See "Dilution" on page 10.

     Investing in our common stock involves high risks. Investors may lose their entire investment. See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              TABLE OF CONTENTS


PROSPECTUS SUMMARY ....................................................  1
SUMMARY FINANCIAL DATA ................................................  2
RISK FACTORS ..........................................................  3
USE OF PROCEEDS .......................................................  7
DIVIDEND POLICY .......................................................  8
CAPITALIZATION ........................................................  9
DETERMINATION OF OFFERING PRICE .......................................  9
DILUTION .............................................................. 10
PLAN OF OPERATIONS .................................................... 11
MANAGEMENT ............................................................ 14
EXECUTIVE COMPENSATION ................................................ 15
INDEMNIFICATION OF DIRECTORS AND OFFICERS ............................. 15
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS .............. 15
PRINCIPAL STOCKHOLDERS ................................................ 16
DESCRIPTION OF SECURITIES ............................................. 17
PLAN OF DISTRIBUTION .................................................. 19
LEGAL PROCEEDINGS ..................................................... 19
LEGAL MATTERS ......................................................... 19
EXPERTS ............................................................... 19
ADDITIONAL INFORMATION ................................................ 19
INDEX TO FINANCIAL STATEMENTS ......................................... 21









                               PROSPECTUS SUMMARY

          This summary highlights selected information from elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this prospectus.

                                  The Company

     KwikBusiness.com, Inc. plans to offer Internet website design and hosting services to companies or individuals. We plan to provide a range of services including the website design, consultation, development, implementation, maintenance and hosting services. We will primarily be engaged in marketing and sales of our services and contract outside professionals to provide services that we plan to offer.

     On August 15, 2001, we acquired MAS Acquisition XXVI Corp. as a wholly owned subsidiary. As a result of the acquisition, we became a successor issuer for SEC reporting purposes. On September 6, 2001, we have filed the Articles of Dissolution for MAS Acquisition XXVI Corp.

     Our principal executive offices are located at 17 N. Governor St., Evansville, IN 47711. Our telephone number is (812) 425-1050.

                                  THE OFFERING

Common Stock Offered ..................  Up to 150,000 shares

Use of Proceeds .......................  We intend to use the estimated net proceeds of this offering for (i)
                                         sales and marketing (ii) legal and
                                         accounting (iii) Internet access (iv)
                                         office equipment and (v) working
                                         capital. See "Use of Proceeds."

Risk Factors ..........................  For a discussion of certain factors you should consider before buying
                                         shares of our common stock, see "Risk
                                         Factors." on page 3


                             SUMMARY FINANCIAL DATA

                                             September 8, 2001
                                 ---------------------------------------
Balance Sheet Data:                    Actual           As Adjusted (1)
                                 ------------------   ------------------
Current assets                   $            1,372   $          13,372
Working Capital                               1,372              13,372
Total stockholders' equity                    1,422              13,422

                                   From Inception
                                  (July 3, 2001) to
Statement of Operations Data:     September 8,2001
                                  -----------------
Revenue                          $             -
Operating expenses                             178
Net (loss)                                    (178)
Weighted average shares
  outstanding - basic and fully
  diluted                                8,510,000
Net (loss) per share - basic and             (0.00)
  fully diluted

--------
(1) Adjusted to reflect the sale of 150,000 shares offered by the Company at an initial public offering price of $0.10 per share, assuming all the shares offered are sold and after deducting estimated offering expenses, and the application of the net proceeds thereof.

                                  RISK FACTORS

	     You should carefully consider the following risks before making an investment decision. The risks described below are not the only ones facing our company. Additional risks may also impair our business operations. If any of the following risks occur, our business, results of operations or financial condition could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information set forth in this prospectus, including our financial statements and the notes to those statements.

     This prospectus contains certain "forward-looking statements" based on our current expectations, assumptions, estimates and projections about us and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, as more fully described in this section and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. Such factors include those set forth in this section and elsewhere in this prospectus.



                          RISKS RELATED TO OUR BUSINESS


As a development stage Company, we are more vulnerable to business and economic conditions.

     We are in the developing or starting stages of our business plan and are therefore more vulnerable to unexpected or uncontrollable business and economic forces. We lack any loyalty or name recognition from potential clients. A competitor may be able to market a similar service before we can complete our development efforts. Economic conditions such as a national recession could lower our potential revenues.


Going concern uncertainty.

     We may not have sufficient cash, assets, or revenues to cover our operating costs and allow us to continue as a going concern.


Our limited operating history makes evaluating our business difficult.

     We were incorporated on July 3, 2001 and have not yet commenced our planned operations in offering Internet website design and hosting related services. Accordingly, we have no operating history upon which you can evaluate our business and prospects. An investor in our common stock must consider the risks, expenses and difficulties frequently encountered by early stage companies.

We have no customers and generate no revenues and if we fail to successfully implement our business plan by developing a solid customer base and generating revenues we will go out of business.

     Our success is dependent on successful implementation of our business plan. This involves developing and expanding our operations on a profitable basis and developing marketing and promotional channels to promote our services on a regular basis. We have not entered into any agreements to utilize our services with any company. We do not believe that we will generate significant revenues in the immediate future. We will not generate any meaningful revenues unless we obtain contracts with a significant number of clients. If we fail to obtain contracts with a significant number of clients to generate meaningful revenues, we may not achieve profitability and may go out of business.


We face intense competition from many Internet website design and hosting firms which may adversely affect our revenue and profitability.

     Many Internet website design and hosting companies offers similar services that we plan to provide. Most of these firms have greater resources in terms of people, money and experience. If we can not successfully compete with these firms, the future of our business and results of operations will be adversely affected in terms of little or no revenue and profitability.


We depend on the services of Jason Claspell, our Chairman, President and Chief Executive Officer, who would be difficult to replace.

     Our success depends significantly on the continued services of our management personnel, Jason Claspell, our Chairman of the Board, President and Chief Executive Officer. Losing Jason Claspell could seriously harm our business. We cannot assure you that we will be able to retain Jason Claspell or that we would be able to replace Jason Claspell if we were to lose his services for any reason. Competition for executives is intense. If we had to replace Jason Claspell, we would not be able to replace the significant amount of knowledge that he has about our operations. We do not maintain "key man" insurance policies on Jason Claspell. We do not have employment contract with Jason Claspell.


Management's Conflict of Interest.

     Jason Claspell is the sole officer and director of the company and have control in directing the activities of the company. Mr. Jason Claspell is involved in other business activities and may, in the future, become involved in additional business opportunities. If a specific business opportunity becomes available, Jason Claspell may face a conflict of interest. We have not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or that may arise.

                          RISKS RELATED TO THIS OFFERING


Shares eligible for public sale after this offering could adversely affect our stock price.

     After this offering there will be outstanding 8,660,000 shares of our common stock. Of these shares, the shares sold in this offering will be freely tradeable except for any shares purchased by our "affiliates" as defined in Rule 144 under the Securities Act. The remaining 8,510,000 shares will be "restricted securities," subject to the volume limitations and other conditions of Rule 144 under the Securities Act.

     We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will materially and adversely affect the market price for our common stock or our ability to raise capital by offering equity securities.


An investment in our common stock may be very illiquid.

     We plan to have our shares trade on the NASD over-the-counter bulletin board. There is no trading market for our shares, and we cannot assure you that any such market will ever develop or be maintained. The absence of an active trading market would reduce the liquidity of an investment in our shares.

     To the extent that brokerage firms act as market makers for our shares on the NASD over-the-counter bulletin board, they may be a dominating influence in any market that might develop, and the degree of participation by such firms may significantly affect the price and liquidity of our shares. These firms may discontinue their market making activities at any time. The prices at which our shares are traded in the market will be determined by these firms and by the purchasers and sellers of our shares, but such prices may not necessarily relate to our assets, book value, results of operations or other established and quantifiable criteria of value.


The application of the "penny stock" rules could adversely affect the market for our stock.

     The Securities and Exchange Act of 1934 requires additional disclosure relating to the market for "penny stocks." A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions. Among these exceptions are shares issued by companies that have:

      o net tangible assets of at least $2 million, if the issuer has been in continuous operation for three years;

      o net tangible assets of at least $5 million, if the issuer has been in continuous operation for less than three years; or

      o average annual revenue of at least $6 million for each of the last three years.

     We do not currently meet the requirements of these exceptions and, therefore, our shares would be deemed penny stocks for purposes of the Exchange Act if and at any time while our common stock trades below $5.00 per share. In such case, trading in our shares would be regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyers would be required, unless an exemption is available, to:

      o deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer that such disclosure statement has been received by the buyer prior to any transaction involving our shares;

      o provide detailed written disclosure to buyers of current price quotations for our shares, and of any sales commissions or other compensation payable to any broker or dealer, or any other related person, involved in the transaction;

      o send monthly statements to buyers disclosing updated price information for any penny stocks held in their accounts, and these monthly statements must include specified information on the limited market for penny stocks.

     In addition, if we are subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that our shares would be a suitable investment for the buyer, and the brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in our shares.

     These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of our shareholders to sell in the secondary market, through brokers, dealers or otherwise. We also understand that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.

     The SEC from time to time may propose and implement even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. The adoption of the proposed changes that may be made in the future could have an adverse effect on the trading market for our shares.


The company is controlled by officers, directors and principal shareholders.

     Upon completion of this offering, our officers, directors and greater-than-five-percent stockholders (and their affiliates) will, in the aggregate, beneficially own approximately 98% of the outstanding common stock. As a result, these persons, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval

(including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could materially and adversely affect the market price of the common stock.


Need for subsequent funding.

     We may need further funding to proceed with our proposed plan of business. We believe that we will be able to fund our planned operations from the proceeds of this offering for twelve months from the date of this prospectus. We do not have a commitment with respect to any additional capital. We have no loan commitments from, or lines of credit with, banks or other financial institutions. Therefore, the continuation of our business will depend on our ability to raise additional funds through equity and/or debt financing. We can not assure you that we will be able to obtain additional funding when it is needed, or that such funding, if available, will be obtainable on terms favorable to and affordable by us. Our inability to obtain additional funding, as required, would impair severely our business operations.




                                USE OF PROCEEDS

     Based upon the offering price of $.10, we estimate that we will receive net proceeds from the sale of the 150,000 shares of common stock offered through this prospectus (after deducting estimated offering expense) of $12,000.

     We intend to use the net proceeds from this offering approximately as shown in the following table:

Use of Net Proceeds				       Amount     Percentage
--------------------		     -------     ----------
Sales and marketing      $ 1,000         8.33 %
Legal and accounting       5,000        41.67 %
Internet access            1,000         8.33 %
Office equipment           2,000        16.67 %
Working capital            3,000        25.00 %
                         -------     ----------
  Total                  $12,000       100.00 %

     The foregoing represents our present intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds of this offering in a manner other than as described in this prospectus.

                                DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future.

                                CAPITALIZATION

     The following table sets forth the capitalization of KwikBusiness.com, Inc. as of September 8, 2001, on an actual basis and as adjusted to reflect the sale of 150,000 shares offered by the Company at an initial public offering price of $0.10 per share, assuming all the shares offered are sold and after deducting estimated offering expenses, and the application of the net proceeds therefrom. This table should be read in conjunction with "PLAN OF OPERATIONS ON PAGE 11" and the financial statements and the notes to those statements included elsewhere in this prospectus.

                                                         September 8, 2001
                                                       -----------------------
                                                         Actual    As Adjusted
                                                       ----------  -----------
Current liabilities .................................. $      -    $      -
Stockholders' equity:
    Preferred Stock, $.01 par value,
    2,000,000 shares authorized, none
    issued and outstanding ...........................        -           -

    Common Stock, $.01 par value,
    16,000,000 shares authorized; 8,510,000 and
    8,660,000 shares issued and outstanding ..........      1,600      13,600
Deficit accumulated during the development stage .....       (178)       (178)
                                                       ----------  ----------
Total stockholders' equity............................      1,422      13,422
                                                       ==========  ==========


                      DETERMINATION OF OFFERING PRICE

     Prior to this offering, there has been no trading market for the shares of common stock offered. Consequently, the initial public offering price of the shares of common stock was arbitrarily determined. The factors considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of our company. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                  DILUTION

     Purchasers of the shares will experience immediate and substantial dilution in the value of the common stock. Dilution represents the difference between the price per share paid by the purchasers in the offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (total assets less total liabilities), divided by the number of shares of common stock outstanding on September 8, 2001. As of September 8, 2001, our net tangible book value was $1,372 or $0.00016 per share. Giving effect to the sale by the company of shares offered at the public offering price of $0.10, assuming all of the 150,000 shares offered are sold, the pro forma net tangible book value would have been $13,372 or $0.00154 per share. This represents an immediate increase in net tangible book value of $0.00138 per share to existing shareholders and an immediate dilution of $0.09846 to the purchasers of the shares in this offering. The following table illustrates the pro forma per share dilution, assuming the sale of all of the 150,000 shares offered by the company:



     Offering price per share . . . . . . . . . . . . .           $0.10000
     Net tangible book value before the offering  . . . $0.00016
     Increase per share attributed to new investors . . $0.00138
                                                        ---------
     Pro forma net tangible book value per share after the
       Offering . . . . . . . . . . . . . . . . . . . .           $0.00154
                                                                  --------
     Dilution in net tangible book value to new investors . . .   $0.09846
                                                                  ========

    The following table summarizes as of September 8, 2001, on a proforma basis the difference between the existing shareholders and the new shareholders with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid (based on the initial public offering price of $0.10 per share and assuming all of the 150,000 shares offered by the company are sold):

                         SHARES PURCHASED    TOTAL CONSIDERATION     AVERAGE
                       -------------------- ----------------------  PRICE PER
                        NUMBER     PERCENT    AMOUNT      PERCENT     SHARE
                       ---------   -------- -----------   --------  ----------
Existing shareholders.  8,510,000    98.27% $     1,600       9.64%   $0.00019
New shareholders......    150,000     1.73%      15,000      90.36%   $0.10000
                       ----------   ------  -----------     ------
Total.................  8,660,000   100.00% $    16,600     100.00%
                       ==========   ======= ===========     ======

                               PLAN OF OPERATIONS

     The following discussion should be read in conjunction with the financial statements and the notes to those statements which appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors".

Overview

     KwikBusiness.com, Inc. plans to offer Internet web design services to companies and individuals that are interested in having their own web site. We plan to provide a range of services which includes web site design, coding and hosting services.

     Pursuant to an Agreement and Plan of Reorganization ("Reorganization") effective August 15, 2001, we exchanged 5,000 restricted common shares of our company for 10,000 restricted common shares of MAS Acquisition XXVI Corp. ("MAS") with MAS Capital Inc. As a result of the Reorganization, MAS became our wholly owned subsidiary. The Reorganization was approved by the board of directors of both companies on August 15, 2001.

     Upon effectiveness of the Agreement and Plan of Reorganization, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, we became the successor issuer to MAS for reporting purposes under the Securities Exchange of 1934, as amended. Our officers, directors and By-laws continued without changes as the officers, directors and By-laws of the successor issuer.

     On September 6, 2001, we filed the Articles of Dissolution for MAS Acquisition XXVI Corp.

Industry Background

     The market for Internet web design and hosting is highly competitive, rapidly evolving, and subject to technological change. There are no substantial barriers to entry, and we expect that competition will increase.

     Our current and prospective competitors include many large companies that have substantially greater market presence, financial, technical, marketing and other resources than we have. We compete directly or indirectly with the following categories of companies:

     * Specialized Web site design companies

     * Web hosting companies

     * Companies that offers free design and hosting of simple web pages

     * People that design their own web pages with increasingly sophisticated web design software.

     We believe that competition is likely to increase and that existing or future competitors may develop or offer services that are superior to ours at a lower price. These factors could have a material adverse effect on our business, financial condition, and results of operations.

	Services

     Following are the services we plan to offer:

     * Internet website consultation

     * Internet website design

     * Internet website implementation

     * Internet website maintenance

     * Internet website hosting

     We plan to subcontract third parties consultants or other companies to provide our planned services. At the present time, we have not yet retained the services of any subcontractor.


Marketing Strategy

     We plan to market our services through advertisement in the newspaper and on the Internet. We plan to have an Internet web site located at www.KwikBusiness.com. The web site will also be registered in different Internet search engines so people can find our web site. Examples of search engines are Excite, Infoseek and other major search engines. Depending on the responses to our planned newspaper and our website on the Internet, we may pursue other advertising medium to increase our visibility to our prospective clients. We have not yet developed a plan for advertising on any other medium at this time.

     Our target market consists of small businesses that have not yet setup their own web site. We will be able to assist these businesses to promote their products and services on their own web site through the Internet.

Future Growth Strategy

     We intent to expand our services to other major metropolitan areas in the United States. The time frame and extent to which we accomplish this expansion will depend on the implementation of our planned business operation, the success of our marketing program and our financial resources.
In cases we deem appropriate, we may work with other entrepreneurs interested in establishing a business offering similar services as our company.

Competition

     We compete in a rapidly changing marketplace that is intensely competitive, and our ability to compete effectively depends on many factors including quality of services, types of services offered and our contacts with third party service providers. Based on the limited experience of our management, limited financial resources and highly competitive nature of the business, we may not be successful in implementing our planned operations, which may result in little or no revenue.

     As a website related services provider, we face considerable competition from many other businesses and individuals that provides similar services. Many of our existing competitors, as well as a number of potential new competitors, have extensive operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, and marketing resources than our company. This may allow them to devote greater resources to the development and promotion of their services. Such competitors may also engage in more extensive research and development, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees, advertisers, and potential strategic partners.

     New market entrants also pose a competitive threat to our business. We do not own any patented technology that precludes or inhibits competitors from entering the market in which we operate or from providing services and solutions similar to ours. Our competitors may develop or offer services or solutions that are superior to ours at a lower price.

	Employees

     We believe that the success of our business will depend, in part, on our ability to attract, retain and motivate highly qualified sales, technical and management personnel, and upon the continued service of our management. As of the date of this registration statement, we have one part time employee. We can not assure you that we will be able to successfully attract, retain and motivate a sufficient number of qualified personnel to conduct our business in the future.

Description Of Property

     We do not own or lease any property. We are using a small portion of the properties located at 17 N. Governor St., Evansville, IN 47711 at no cost, which is owned by MAS Financial Corp., a company controlled by Aaron Tsai. Aaron Tsai is a major shareholder of our company.

                                   MANAGEMENT

Director and Executive Officer

     The following persons is the Director and Executive Officer of our Company.


Name                Age             Position(s)
------------------  ---  ------------------------------------------
Jason Claspell      26   President, Chief Executive Officer and
                         Chairman of the Board and Director


JASON CLASPELL

     Jason Claspell is the founder, Chairman, Chief Executive Officer and President of KwikBusiness.com, Inc. since inception. He serves as President and Chief Executive Officer for Cafe Shoppe International Inc. since its inception in February 2000. Mr. Claspell is an Officer and Director of First Fruit Enterprises, Inc. and served as President and cofounder of World Harvest Ministries, Inc. a non-profit domestic corporation from 1997 through 1999.
Mr. Claspell has been the Sales Manager for American Thermal, an Indiana based construction firm from 1995 and 1999. Mr. Claspell was Regional Sales Manager for Royal Spa Co., a luxury spa manufacturing company from 1999-2001. Mr. Claspell is currently maintains a freelance sales. In 1993 Mr. Claspell was convicted of, and received, a class b felony for burglary and a class d felony for theft. Since conviction, Mr. Claspell has been rehabilitated and serves as an outstanding citizen and has served in many constructive community services.

                              EXECUTIVE COMPENSATION

     The following table sets forth the salaries, the bonuses and other compensations paid to all our executive officers during 2001.

                                                                    Long Term
                                       Annual Compensation         Compensation
                                  -------------------------------- ------------
                                                                     Securities
                                                      Other Annual  Underlying   All Other
Name and Principal Position  Year  Salary   Bonus     Compensation   Options    Compensation
---------------------------  ---- -------- --------   ------------ ------------ ---------------
Jason Claspell ..........    2001  $   --       --        --             --       $  50 (1)
---------------------------  ---- -------- --------   ------------ ------------ ---------------

(1) Represents 5,000 shares valued at par of $0.01 for services rendered by Mr. Jason Claspell.


                             EMPLOYMENT AGREEMENT

     We currently have no written employment with any of our officer and director.


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     We indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Indiana, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he/she is or was a director or officer of our Company, or served any other enterprise as director, officer or employee at our request. Our Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was our employee.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     No public trading market currently exists for our Common Stock. We plan to apply to have our Common Stock traded on the NASD over-the-counter Bulletin Board. We can not assure you that our stock will be traded on the NASD over-the-counter Bulletin Board, a trading market will ever develop or, if such a market does develop, that it will continue.

     As of the date of this prospectus, the number of holders of the our Common Stock was approximately 3.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of the prospectus, by
(i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) by each of our executive officer and director and (iii) by all of our executive officers and directors as a group. Each of the persons named in the table has sole voting and investment power with respect to common stock beneficially owned.

                                                    Percentage
                                                Beneficially Owned
                           Number of Shares    ---------------------
Name and Address             Beneficially       Before       After
of Beneficial Owner             Owned          Offering     Offering
------------------------  -------------------- ----------  ---------
Aaron Tsai (1)(2)             8,505,000          99.94%    98.21%

Jason Claspell (1)                5,000           *         *
Chairman of the Board,
President and CEO

All Directors and Officers
  as a group (1 person)           5,000           *         *
--------------------------

(1) The address for Aaron Tsai and Jason Claspell is c/o KwikBusiness.com, Inc., 17 N. Governor St., Evansville, IN 47711.

(2) Includes 5,000 shares owned by MAS Capital Inc. Aaron Tsai is the control person of MAS Capital Inc.

* Less than 1%

                            DESCRIPTION OF SECURITIES

	Common Stock

     Our Articles of Incorporation currently authorizes us to issue sixteen million (16,000,000) shares of common stock at $.01 par value. Each holder of our common stock is entitled to one vote for each share of common stock held. As of the date of this prospectus, there are 8,510,000 shares of our common stock outstanding.

Preferred Stock

     Our Articles of Incorporation currently authorizes us to issue two million (2,000,000) shares of preferred stock at $.01 par value. The preferred stock may be divided into series or classes, with special voting rights and preferences, to be established by our management upon the approval of a majority vote of our directors. As of the date of this prospectus, there are no shares of our preferred stock outstanding.

     If our board of directors authorized the issuance of shares of preferred stock with conversion rights, the number of shares of our common stock outstanding could potentially be increased by up to the authorized amount. Issuance of our preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company and may adversely affect the rights of holders of our other classes of preferred stock or holders of our common stock. Also, our preferred stock could have preferences over our common stock and other series of our preferred stock with respect to dividends and liquidation rights.

     Upon liquidation of our Company, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully-paid and nonassessable. Holders of our common stock are entitled to share pro rata in dividends and distributions with respect to our common stock, as may be declared by our Board of Directors out of funds legally available therefor.

Transfer Agent

    We will act as our own transfer agent.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices of our common stock. Furthermore, since no shares will be available for sale shortly after this offering because of certain legal restrictions on resale described below, sales of substantial amounts of common stock in the public market after these restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

     Upon completion of this offering, we will have outstanding an aggregate of 8,660,000 shares of our common stock. Of these shares, all of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act (the "Affiliates"). The remaining 8,510,000 shares of common stock held by existing stockholders are "restricted securities" as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below.

                                    RULE 144

     In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

* 1% of the number of shares of common stock then outstanding, which will equal approximately 86,600 shares immediately after this offering; or

* the average weekly trading volume of the common stock on the NASD over-the-counter Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

     Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

                                  RULE 144(K)

     Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "144(k) shares" may be sold immediately upon the completion of this offering.

                              PLAN OF DISTRIBUTION

     We hereby offer up to 150,000 shares of common stock on an "as -sold, best efforts" basis at a price of $0.10 per share. All funds raised during this offering will be available to us immediately upon receipt. We may enter into arrangements with registered broker-dealers to help sell these shares in which case we will be required to pay commissions or other compensation to these agents. We currently have no understandings or arrangements with anybody to act as selling agent.

     Any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on any sale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.


                                LEGAL PROCEEDINGS

     The Company is not a party to any legal proceedings.


                                 LEGAL MATTERS

     Carter Homes PLLC, Attorney-At-Law, has acted as our special counsel in connection with a legal opinion relating to the validity of the Shares under this prospectus that are to be issued by the Company. No other matters have been passed upon by such counsel.


                                     EXPERTS

     Our consolidated financial statements for the period ended as of September 8, 2001, included in this prospectus, have been audited by Stark Winter, Schenkein & Co., LLP, independent certified public accountants, as stated in report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     We filed a registration statement with the SEC on Form SB-2 relating to the shares offered in this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and the shares we are offering in this prospectus, refer to the registration statement and its exhibits. The statements we make in this prospectus regarding the content of any contract or other document are necessarily not complete, and you may examine the copy of the contract or other document that we filed as an exhibit to the registration statement. All our statements about those contracts or other documents are qualified in their entirety by referring you to the exhibits to the registration statement.

     As of the effective date of the registration statement, we will be a reporting company and will be subject to the reporting requirements of the Securities Exchange Act. Our filings may be inspected and copied without charge at the public reference facility of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's

Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.20549, at prescribed rates. In addition, we are required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

                        INDEX TO FINANCIAL STATEMENTS



Content                                                                   Page
-----------------------------------------------------------------------   ----

Report of Independent Auditors                                            F-1

Consolidated Balance Sheet at September 8, 2001                           F-2

Consolidated Statement of Operations from Inception (July 3, 2001) to
  September 8, 2001                                                       F-3

Consolidated Statement of Changes in Stockholders' Equity for the
  Period from Inception (July 3, 2001) to September 8, 2001                F-4

Consolidated Statement of Cash Flows from Inception (July 3, 2001) to
  September 8, 2001                                                        F-5

Notes to Consolidated Financial Statements at September 8, 2001            F-6

-----------------------------------------------------------------------   ----






                           REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
Kwikbusiness.com, Inc.

We have audited the accompanying consolidated balance sheet of Kwikbusiness.com, Inc. (a development stage company) as of September 8, 2001, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the period from July 3, 2001 (date of inception) to September
8, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with accounting standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kwikbusiness.com, Inc. (a development stage company) as of September 8, 2001, and the results of its operations, and its cash flows for the period from July 3, 2001 (date of inception) to September 8, 2001 in conformity with accounting principles generally accepted in the United States of America.




/s/ Stark Winter Schenkein & Co., LLP
Stark Winter Schenkein & Co., LLP
Certified Public Accountants

Denver, Colorado
September 18, 2001

                            Kwikbusiness.com, Inc.
                        (A Development Stage Company)
                          Consolidated Balance Sheet
                               September 8, 2001

<CAPTION

                                     Assets
Current assets:
  Cash                                                       $  1,372
                                                             --------
Other assets:
  Goodwill                                                         50
                                                             --------
                                                             $  1,422
                                                             ========
                       Liabilities and Stockholders' Equity

Current liabilities:
  Total current liabilities                                  $      -
                                                             --------
Stockholders' equity:
Preferred stock, $.01 par value
   2,000,000 shares authorized,
   none issued or outstanding                                       -
Common stock, $.01 par value,
   16,000,000 shares authorized,
   8,510,000 shares issued and
   outstanding                                                  1,600
Paid in capital                                                     -
Deficit accumulated during the
   development stage                                             (178)
                                                             --------
     Total liabilities and stockholders' equity              $  1,422
                                                             ========












      Read the accompanying notes to the consolidated financial statements.

                            Kwikbusiness.com, Inc.
                        (A Development Stage Company)
                     Consolidated Statement of Operations
     For the Period From Inception (July 3, 2001) to September 8, 2001

Revenue                                                         $       -

Costs and expenses:
 General and Administrative                                           178
                                                                 ---------
   Net (loss)                                                   $    (178)
                                                                =========
Per share information:

 Weighted average number
 of common shares
 outstanding - basic and fully diluted                          8,510,000
                                                                =========
 (Loss) per share - basic and fully diluted                     $    (.00)
                                                                =========



















    Read the accompanying notes to the consolidated financial statements.

                            Kwikbusiness.com, Inc.
                       (A Development Stage Company)
      Consolidated Statement of Changes in Stockholders' Equity
           For the Period From (Inception) July 3, 2001 through
                            September 8, 2001

                                                               Deficit
                                                             Accumulated
                                                              During the
                                                   Paid in    Development
                              Common Stock         Capital      Stage         Total
                            --------------------    -------    ---------     ---------
                            Shares      Amount
                            ---------   --------
Shares issued
 for cash at $.0002
 per share                  8,500,000   $  1,500    $     -      $     -       $ 1,500
Shares issued for
 services at $.01
 per share                      5,000         50          -            -            50
Shares issued for the
 acquisition of a
 subsidiary                     5,000         50         -            -             50
Net (loss) for the period           -          -          -         (178)         (178)
                            ---------   --------    -------    ---------     ---------
Balance September 8, 2001   8,510,000   $  1,600    $     -    $    (178)    $   1,422
                            =========   ========    =======    =========     =========


















    Read the accompanying notes to the consolidated financial statements.

                           Kwikbusiness.com, Inc.
                       (A Development Stage Company)
                   Consolidated Statement of Cash Flows
       For the Period From Inception (July 3, 2001) to September 8, 2001

Cash flows from operating activities:
  Net (loss)                                                 $     (178)
Adjustments to reconcile net (loss) to net cash
 provided by (used in) operating activities:
Issuance of common stock for services                                50
Net cash provided by (used in)                                ---------
  operating activities                                             (128)
                                                              ---------
Cash flows from investing activities:
Net cash provided by (used in)
  investing activities                                                -
                                                              ---------
Cash flows from financing activities:
Issuance of common stock for cash                                 1,500
Net cash provided by (used in)                                ---------
  financing activities                                            1,500
                                                              ---------
Net increase (decrease) in cash and
  cash equivalents                                                1,372
                                                              ---------
Beginning cash and cash equivalents                                   -
                                                              ---------
Ending cash and cash equivalents                             $    1,372
                                                              =========

Supplemental disclosure of cash flow information:

 Cash paid for: Income taxes                                 $        -
                Interest                                     $        -

Non cash investing and financing activities:

Issuance of 5,000 common shares for the acquisition
 of subsidiary                                               $       50




    Read the accompanying notes to the consolidated financial statements.

                             Kwikbusiness.com, Inc.
                         (A Development Stage Company)
                  Notes to Consolidated Financial Statements
                            September 8, 2001

Note 1. SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on July 3, 2001, in the State of Indiana. The Company is in the development stage and plans to offer internet website design and hosting services to companies or individuals. The Company has had no significant business activity to date and has chosen December 31, as its year end.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All inter company balances and accounts have been eliminated in consolidation.

Cash and cash equivalents

Cash and cash equivalents consist of cash and other highly liquid debt instruments with an original maturity of less than three months.

Impairment of long-lived assets

The Company reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Net loss per share

The Company calculates net income (loss) per share as required by SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. Common stock equivalents, if any, are excluded from the computation if their effect would be anti dilutive.

Goodwill

Goodwill will be amortized using the straight line method over a period of three years.

                              Kwikbusiness.com, Inc.
                           (A Development Stage Company)
                    Notes to Consolidated Financial Statements
                               September 8, 2001
                                   (Continued)

Use of estimates

The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Revenue Recognition

The Company records revenue when services are performed or products are shipped.

Note 2. STOCKHOLDERS' EQUITY

During August 2001 the Company issued 8,500,000 shares of its $.01 par value stock for cash aggregating $1,500.

On August 15, 2001 the Company issued 5,000 shares of its $.01 par value common stock for all of the issued and outstanding common stock of MAS Acquisition XXVI Corp. (MAS) a development stage company with no assets, liabilities or operations. The value of these shares has been recorded as goodwill. The consolidated financial statements include the accounts of MAS from the acquisition date. Pro forma financial information would not be different from the consolidated financial statements presented herein. This transaction has been accounted for as a purchase.

During September 2001 the Company issued 5,000 shares of its $.01 par value common stock for services valued at $50 which management believes is the fair value of the services provided.

Note 3. INCOME TAXES

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The deferred tax asset related to the operating loss carryforward has been fully reserved.

The Company's net operating loss carryforwards expire in 2021.

                                   PART II


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to provisions described in Item 14, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against pubic policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemized statement of our expenses in connection with the registration of our common stock. All the expenses are estimated.

     SEC Registration Fee ..................................... $   100.00
     Printing and engraving expenses .......................... $   500.00
     Legal fees and expenses .................................. $   900.00
     Auditors' fees and expenses .............................. $ 1,000.00
     Transfer Agent and Registrar fees ........................ $   500.00
                                                                ----------
     TOTAL                                                      $ 3,000.00
                                                                ==========


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     The Registrant has sold and issued the following securities since July 3, 2001 (inception):

     On August 15, 2001, we issued 5,000 shares of common stock to MAS Capital Inc. in exchange for 10,000 common shares of MAS Acquisition XXVI Corp. Such sales were made in reliance on Section 4(2) of the Securities Act.

     On August 23, 2001, we sold 8,500,000 shares of common stock to Aaron Tsai for $1,500. Such sales were made in reliance on Section 4(2) of the Securities Act.

     On September 6, 2001, we issued 5,000 shares of common stock to Jason Claspell for his services to the company. Such sales were made in reliance on
Section 4(2) or Rule 701 of the Securities Act.



ITEM 27.  EXHIBITS


EXHIBIT         DESCRIPTION OF EXHIBIT
-------         --------------------------------------------------------

   2.1*         Agreement and Plan Of Reorganization (previousely filed as
                Exhibit 2.0 to Form 8-K dated August 21, 2001)

   3.1*         Articles of Incorporation - KwikBusiness.com, Inc.
                (previousely filed as Exhibit 3.1 to Form 8-K dated August 21,
                2001)

   3.11         Certificate of Incorporation of KwikBusiness.com, Inc.

   3.2*         By-laws (previousely filed as Exhibit 3.2 to Form 8-K dated
                August 21, 2001)

   5.1          Opinion Regarding Legality

  23.1          Consent of Counsel (Included in Exhibit 5.1)

  23.2          Consent of Stark, Winter, Schenkein & Co., LLP, Certified
                Public Accountants

------------------------------------------------------------------------

* Previousely filed.

ITEM 28.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (iv) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Evansville, Indiana.
                                                    KwikBusiness.com, Inc.



Date: October 3, 2001                              By: /s/ Jason Claspell
                                                   -----------------------
                                                   Jason Claspell
                                                   Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.


Signature             Title                                 Date
------------------   ------------------------------------  ------------------


/s/ Jason Claspell   Chairman of the Board, President,
------------------   Chief Executive Officer and Director  October 3, 2001
Jason Claspell




EXHIBIT 3.11 Certificate of Incorporation of KwikBusiness.com, Inc.

                                State of Indiana

                       Office of the Secretary of State

                                      of

                             KWIKBUSINESS.COM, INC.

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.






NOW, THEREFORE, with this document I certify that said transaction will become effective Thursday, July 03, 2001.


[SEAL] In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, July 3, 2001.

                                     /s/ Sue Anne Gilroy

                                     SUE ANNE GILROY,
                                     SECRETARY OF STATE

EXHIBIT 5.1  Opinion Regarding Legality

                              CARTER HOLMES pllc
                          ATTORNEYS AND COUNSELORS
                                HAMPTON COURT
                              4311 OAK LAWN AVE.
                                   SUITE 600
                             DALLAS, TEXAS 75219
                         ---------------------------

STEVEN B. HOLMES                               TELEPHONE (214) 765-6000
	                                               FACSIMILE (214) 765-6103
                                               	E-MAIL SHOLMES@LEGALTEXAS.COM


                                 October 2, 2001

Board of Directors
KwikBusiness.com, Inc.
17 N. Governor Street
Evansville, IN 47711


          Re:	KwikBusiness.com, Inc.
             Registration Statement on Form SB-2

Gentlemen:

       We have been retained by KwikBusiness.com, Inc. (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that we render our opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and non-assessable.

       In connection with the request, we have examined the following:

       1.  	Articles of Incorporation of the Company;

       2.  	Bylaws of the Company;

       3.	  The Registration Statement; and

       4.	  Resolutions of the Company's Board of Directors.

We have examined such other corporate records and documents and have made such other examinations as we have deemed relevant.

HOGE CARTER HOLMES PLLC

KwikBusiness.com, Inc.
Board of Directors
October 2, 2001
Page 2


       Based on the above examination, we are of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of Indiana.

       We consent to our name being used in the Registration Statement as having rendered the foregoing opinion.


                                               Sincerely,
                                               CARTER HOLMES pllc


                                               /s/ Steven B. Holmes
                                               Steven B. Holmes




SBH

EXHIBIT 23.2 Consent of Stark, Winter, Schenkein & Co., LLP, Certified Public Accountants


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated September 18, 2001 relating to the financial statements of Kwikbusiness.com, Inc. as of September 8, 2001.

/s/ Stark Winter Schenkein & Co., LLP
Stark Winter Schenkein & Co., LLP
Certified Public Accountants

October 4, 2001
Denver, Colorado